UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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QSAM BIOSCIENCES, INC.
(Name of Registrant As Specified In Its Charter)

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QSAM BIOSCIENCES, INC.

9442 Capital of Texas Hwy N, Plaza 1, Suite 500

Austin, TX 78759

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF

A MAJORITY OF THE OUTSTANDING VOTING STOCK OF QSAM BIOSCIENCES, INC.

This notice and accompanying Information Statement are furnished to the holders of record of common stock, par value $0.0001 per share (“Common Stock”), and Series A and Series B preferred stock of QSAM Biosciences, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the action described below.

On December 17, 2021, the board of directors (the “Board”) of the Company approved via unanimous written consent, and recommended that its stockholders approve, and on December 17, 2021, stockholders holding 58.5% of the Company’s voting stock, voting on as-converted basis (“Consenting Stockholders”) took action by written consent to (1) approve a reverse stock split of outstanding shares of our Common Stock at a ratio in the range of 1:2 to 1:40 and, (2) authorized the Board to determine the exact ratio at its discretion and effectuate and file an amendment to the certificate of incorporation of the Company no later than twelve months from the date of the stockholders’ approval, solely to be effected in connection with meeting the initial listing requirements of The Nasdaq Capital Market or NYSE Market with the Delaware Secretary of State (the “Authorized Reverse Stock Split”).

Stockholders of record at the close of business on December 17, 2021 are entitled to notice of this stockholder action by written consent. Because this action has been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. The Authorized Reverse Stock Split will not be effected until at least 20 calendar days after the mailing of the definitive Information Statement accompanying this Notice and in any case until the Board has determined the reverse stock split ratio and an amendment to our certificate of incorporation is filed with the Secretary of State of Delaware. The Board is not authorized to effect a reverse stock split later than twelve months from the date of the stockholders’ approval and may only do so in connection with a listing of the Company’s Common Stock on The Nasdaq Capital Market or NYSE Market.

Attached hereto for your information is an Information Statement relating to the Authorized Reverse Stock Split. Please read this Information Statement carefully. It describes the essential terms of the actions to be taken. The SEC maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

By Order of the Board of Directors,

, 2021
/s/ C. Richard Piazza
C. Richard Piazza, Executive Chairman

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QSAM BIOSCIENCES, INC.

9442 Capital of Texas Hwy N, Plaza 1, Suite 500

Austin, TX 78759

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU

ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

INTRODUCTION

Pursuant to Section 14(c) of the Exchange Act, and Regulation 14C promulgated thereunder, the notice and this information statement (this “Information Statement”) is being sent or given on or about          , 2021, to all stockholders of record, as of  December 17, 2021 (the “Record Date”), of QSAM Biosciences, Inc., a Delaware corporation (hereinafter referred to as “we,” “us,” “our,” or the “Company”). This Information Statement is being circulated to advise stockholders of certain actions already approved and taken without a meeting by written consent of stockholders who hold a majority of the voting power of our voting stock.

On December 17, 2021, our Board approved via unanimous written consent, and recommended that the stockholders approve, and on December 17, 2021, our stockholders holding an aggregate of 44,209,538 votes of the Company’s voting stock carrying a vote equal to 58.5% of all shares entitled to vote approved and consented in writing to the following action. These votes include votes cast by certain of our common stock and Series B preferred stockholders, whose names are mentioned under “Action by Board of Directors and Consenting Shareholders” on page 4 below. Pursuant to the rights set forth in the Series B certificate of designation, Series B preferred stockholders are entitled to vote together as a single class with our common stock holders on as-converted basis on all matters submitted to shareholders for a vote. Further, certain of the Series B preferred stockholders who signed the aforementioned written consent also account for approximately 71.5% of the issued and outstanding Series B preferred stock, which approval satisfies the requirement set forth in section 6.3 of the Series B certificate of designation requiring at least 66% vote of Series B stockholders, voting as a separate class, in the event of an amendment to Company’s certificate of incorporation. Accordingly, a separate resolution of the Series B preferred stock was not necessary. Our Series A preferred stock hold no voting rights.

●	The approval of an amendment to the Company’s certificate of incorporation to effect a reverse stock split of outstanding shares of the Company’s Common Stock at a ratio in the range of 1:2 to 1:40, such ratio to be determined by the Board at a later date at its sole discretion.

Such approval and consent constitute the approval and consent of a majority of the total number of shares of issued and outstanding stock entitled to vote and is sufficient under the Delaware General Corporation Law (“DGCL”) and our certificate of incorporation and bylaws to approve the action. Accordingly, the action will not be submitted to other stockholders of the Company for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Exchange Act, and the regulations promulgated thereunder, including Regulation 14C. This notice is also deemed to satisfy the notice requirement prescribed under Section 228(e) of the DGCL.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Authorized Reverse Stock Split will not be effective, and the amendment will not be filed with the Secretary of State of the State of Delaware, until at least 20 calendar days after the mailing of the definitive Information Statement to our stockholders and in any case until the Board has selected the exact split ratio no later than twelve months from the date of the stockholders’ approval, solely in connection with satisfying listing requirements of The Nasdaq Capital Market or NYSE Market.

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ACTIONS BY BOARD OF DIRECTORS AND CONSENTING STOCKHOLDERS

On December 17, 2021, the Board unanimously approved the Authorized Reverse Stock Split. Subsequent to the Board’s approval, on December 17, 2021 the Consenting Stockholders approved the Authorized Reverse Stock Split. The Consenting Stockholders constituting approximately 58.5% of ownership percentage of our voting stock as of December 17, 2021, were as follows:

Sr. No.	Name of Beneficial Holder	Common Stock Beneficially Owned	Series B Preferred Shares Beneficially Owned (1)	Total Voting Shares	% of Total Votes Held (Common & Preferred) (2)
1.	Douglas Baum	10,093,800	18,750	10,112,550	13.4%
2.	C. Richard Piazza	10,093,800	-	10,093,800	13.4%
3.	Checkmate Capital Group LLC, and affiliated entities (3)	6,806,693	1,912,500	8,719,193	11.5%
4.	Christopher Nelson	3,596,507	125,000	3,721,507	4.9%
5.	Charles J. Link	2,883,943	-	-	3.8%
6.	Namrata Chand	1,441,972	-	-	1.9%
7.	GSB Holdings Inc.	1,878,744	1,562,500	3,441,244	4.6%
8.	James Besser	-	2,500,000	2,500,000	3.3%
9.	Jonathan P. Clark	670,329	625,000	1,295,329	1.7%
	TOTALS	36,465,788	6,743,750	44,209,538	58.5%

(1)       Reflects beneficial ownership of shares of Series B preferred stock on an as-converted basis excluding accrued dividends, pursuant to the conversion formula set forth in the Certificate of Designation filed with the Secretary of State of Delaware and available through our public filings with the SEC.

(2)       Calculated based on 75,600,126 shares of issued and outstanding voting capital stock, including 66,169,164 shares of Common Stock, and 9,431,250 shares of Series B preferred calculated on an as-converted basis (excluding accrued dividends) for the purposes of voting on the Reverse Stock Split.

(3)       Affiliated entities of Checkmate Capital Group LLC include Checkmate Strategic Capital 2, LLC, Checkmate Strategic Capital Holdings LLC, and Charles Thomas Paschall. Mr. Paschall has signing authority over all affiliated entities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our issued and outstanding common stock as of December 17, 2021 by the following persons:

●	each person, or group of affiliated persons, known to us to beneficially own more than 5% of our common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all of our directors and executive officers as a group.

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Beneficial ownership of our common stock is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days from December 17, 2021. Except as indicated by footnote, and subject to applicable community property laws, we believe the persons identified in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Unless otherwise indicated, the address of each of the following persons is c/o QSAM Biosciences, Inc., 9442 Capital of Texas Hwy N, Plaza 1, Suite 500, Austin, TX 78759.

Except as otherwise noted, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Executive Officers and Directors

Name of beneficial owner	Amount beneficially owned(1)		Percent of Class Beneficially Owned(7)
C. Richard Piazza	10,101,800	(2)	15.3%
Douglas Baum	10,120,550	(3)	15.3%
Christopher Nelson	3,734,107	(4)	5.6%
Joel Mayersohn	908,456	(5)	1.4%
Charles J. Link, Jr.	2,883,943	(6)	4.4%
Adam King	-		-
All Officers and Directors (as a group, 6 persons)	27,740,856		41.9%

(1) The number of shares beneficially owned includes any shares over which the person has sole or shared voting power or investment power and also any shares that the person can acquire within 60 days of December 17, 2021 through the exercise of any stock options or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) over the shares set forth in the table. For each person, the number of shares that is included in the table because the person has options to acquire the shares is set forth below.

Name	Shares
Douglas Baum	8,000
Christopher Nelson	12,600
Joel Mayersohn	79,840

(2) Excludes 125,000 options that vest half on February 24, 2022, and the balance on August 24, 2022.

(3) Includes 18,750 shares of common stock receivable upon the exercise of Series B preferred stock. Excludes 125,000 options that vest half on February 24, 2022, and the balance on August 24, 2022.

(4) Includes 125,000 shares of common stock receivable upon exercise of Series B preferred stock. Excludes 115,000 options that vest half on February 24, 2022, and the balance on August 24, 2022. Mr. Nelson’s address is 420 Royal Palm Way, Suite 100, Palm Beach, FL 33480.

(5) Includes 400,000 shares of restricted stock scheduled to vest on January 15, 2021. Excludes 54,000 options that vest half on February 24, 2022, and the balance on August 24, 2022. Mr. Mayersohn’s address is 350 East Las Olas Blvd., Suite 1750, Ft. Lauderdale, FL 33301.

(6) Excludes 55,000 options that vest half on February 24, 2022, and the balance on August 24, 2022.

(7) The percentages shown are based on the 66,169,164 shares of our common stock outstanding as of December 17, 2021, plus the number of shares that the named person or group has the right to acquire within 60 days of December 17, 2021. For purposes of computing the percentages of outstanding shares of common stock held by each person, any shares that the person has the right to acquire within 60 days after December 17, 2021 are deemed to be outstanding with respect to such person but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person.

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More than 5% Beneficial Holders

Name of beneficial owner	Amount beneficially owned		Percent of Class Beneficially Owned(4)
Checkmate Capital Group LLC, Checkmate Strategic Capital 2, LLC, Checkmate Strategic Capital Holdings LLC, and Charles Thomas Paschall	9,169,193	(1)	13.4%
GSB Holdings, Inc.	4,107,911	(2)	6.0%
Strategic Assets Planning Ltd.	3,430,632	(3)	5.1%

(1)	The information is based on a Schedule 13D filed by Checkmate Strategic Capital 2, LLC with the SEC on January 26, 2021, reporting its beneficial ownership along with Checkmate Capital Group LLC, Checkmate Strategic Capital Holdings LLC, and Charles Thomas Paschall, members of its “group” as that term is defined in Section 13(d) of the Exchange Act. Includes 475,000 and 1,912,500 shares of common stock receivable by certain members of the group upon exercise of warrants and conversion of Series B preferred stock, respectively. Mr. Paschall and Checkmate Strategic Capital 2, LLC each have disclaimed beneficial ownership with respect to certain securities of the Company as reported on Schedule 13D except to the extent of their pecuniary interest therein. Their address is 595 E. Colorado Blvd., Suite 530, Pasadena, CA 91101.

(2)	The address for GSB Holdings, Inc. is: 14179 Laurel Trail, Wellington, FL 33414. Includes 166,667, 1,562,500, and 500,000 shares of common stock receivable upon exercise of warrants, and conversion of Series B preferred stock and convertible notes, respectively.

(3)	The address for Strategic Assets Planning Ltd. is: Suite 122, 12/F, Wing On Centre, 111 Connaught Road Central, Hong Kong. Includes 1,562,500 shares of common stock receivable upon conversion of Series B preferred stock.

(4)	The percentages shown are based on the 66,169,166 shares of our common stock outstanding as of December 17, 2021.

Changes in Control

We are unaware of any contract of other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

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ACTION ONE – REVERSE STOCK SPLIT

General

On December 17, 2021, the Board approved and recommended that its stockholders approve, and on December 17, 2021, stockholders holding 58.5% of Company’s voting stock (“Consenting Stockholders”) took action by written consent to approve an amendment to the Company’s certificate of incorporation to effect a reverse stock split of outstanding shares of the Company’s Common Stock at a ratio in the range of 1:2 to 1:40, such ratio to be determined by the Board at a later date at its sole discretion, but not later than twelve months from the date of the stockholders’ approval and only in connection with the Company seeking to list its Common Stock on The Nasdaq Capital Market or NYSE Market. The Board may choose to not undertake the reverse stock split at all if it finds it to be in the best interest of the Company and its stockholders.

Purpose of the Authorized Reverse Stock Split

Our Common Stock is currently quoted on the over the counter (OTC) market. In order for our Common Stock to be listed on The Nasdaq Capital Market or NYSE Market, we must satisfy various listing standards established by Nasdaq or NYSE. Among other things, our Common Stock must have a minimum bid price of at least $4.00 per share for Nasdaq or $2.00 to $3.00 per share (depending on the applicable listing standard) for NYSE. If we are unable to meet The Nasdaq Capital Market or NYSE Market requirements, our Common Stock would not qualify for listing.

Our Board authorized, and the Consenting Stockholders approved, that the reverse stock split may not be effected later than twelve months from the date of the stockholders’ approval and only in connection with the Company seeking to list its Common Stock on The Nasdaq Capital Market or NYSE Market.

Potential Effects of Proposed Authorized Reverse Stock Split

The effect of the reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of our Common Stock after the reverse split may not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the reverse split. The market price per post-reverse split share may not either exceed or remain in excess of the minimum bid price as required by Nasdaq or NYSE. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The reverse split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in our company or proportionate voting power, except for minor adjustment due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares. No fractional shares will be issued in connection with the reverse stock split. Instead, the Company will issue one full share of the post- reverse stock split Common Stock to any stockholder who would have been entitled to receive a fractional share as a result of the process.

The principal effect of the reverse split will be that (i) the number of shares of Common Stock issued and outstanding will be reduced from 66,169,164 shares as of the Record Date, to a number of shares between and including one-half to one-fortieth that amount, as the case may be based on the ratio for the reverse stock split as determined by our Board; (ii) the conversion price of all outstanding Series A and Series B preferred stock will be adjusted using the formula set forth in their respective certificates of designation resulting in a proportionately fewer number of shares of Common Stock upon conversion; (iii) all outstanding options and warrants entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their options or warrants, which such holders would have been able to purchase upon exercise of their options or warrants, between and including one-half to one-fortieth of the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the reverse split, at an exercise price equal to between and including two times and forty times of the exercise price specified before the reverse split, resulting in the same aggregate price being required to be paid therefor upon exercise immediately preceding the reverse split; and (iv) the number of shares reserved for issuance pursuant to convertible securities will be reduced to between and including one-half to one-fortieth.

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The reverse split will not affect the par value of our Common Stock. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to the Common Stock will be reduced to between and including one-half to one- fortieth of its present amount, as the case may be, based on the ratio for the reverse stock split determined by our board of directors, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be retroactively increased for each period because there will be fewer shares of our Common Stock outstanding.

The amendment will not change the terms of our Common Stock. The shares of new Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. The Common Stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Because our authorized Common Stock will not be reduced by the reverse stock split, the overall effect will be an increase in authorized but unissued shares of Common Stock. These shares may be issued by our Board in its discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of Common Stock.

While our Board believes it advisable to authorize and approve the reverse stock split for the reasons set forth above, our board of directors is aware that the increase in the number of authorized but unissued shares of Common Stock may have a potential anti-takeover effect. Our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders, seeking to control the company. The reverse stock split is not being recommended by our board of directors as part of an anti-takeover strategy.

Vote Required

Pursuant to the Delaware General Corporation Law, the approval of the Authorized Reverse Stock Split requires a majority of the Company’s outstanding voting stock. As discussed above, holders of a majority of votes of the Company’s voting stock, voting together as a single class and on as-converted basis, have consented to the Authorized Reverse Stock Split. Furthermore, certain of the Series B preferred stockholders who signed the aforementioned written consent also account for approximately 71.5% of the issued and outstanding Series B preferred stock, which approval satisfies the requirement set forth in section 6.3 of the Series B Certificate of Designation requiring at least 66% vote of Series B stockholders, voting as a separate class, in the event of an amendment to Company’s certificate of incorporation. Accordingly, a separate resolution of the Series B preferred stock was not necessary. Our Series A preferred stock hold no voting rights.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS TO BE ACTED UPON

There is no substantial interest, direct or indirect, by security holdings or otherwise, of any person who has been director or officer of the Company at any time since the beginning of the last fiscal year in the Authorized Reverse Stock Split.

PROPOSALS BY SECURITY HOLDERS

The Board knows of no other matters or proposals other than the action described in this Information Statement that has been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

DISSENTERS’ RIGHTS

There are no rights of appraisal or similar rights of dissenters with respect to any matter described in this Information Statement.

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RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized common shares consist of three hundred million (300,000,000) shares of Common Stock with a par value of $0.0001 per share. As of the Record Date, there were 66,169,164 shares of Common Stock, 420 shares of Series A preferred stock and 1,509 shares of Series B preferred stock outstanding. Pursuant to the rights set forth in their respective Certificates of Designation of the Series B preferred stock, each of the Series B preferred stockholders vote together as a single class with our Common Stock holders on an as-converted basis on matters submitted to shareholders for vote. Our Series A preferred stock has no voting rights.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions described in this Information Statement is authorized by the Delaware General Corporation Law (the “DGCL”). The DGCL provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the action disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of our voting power to approve the action described in this Information Statement.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. The SEC maintains a website (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the EDGAR system, where reports and other information filed or furnished by us can be inspected. You may also request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to QSAM Biosciences, Inc., 9442 Capital of Texas Hwy N, Plaza 1, Suite 500, Austin, TX 78759, Attn: Christopher Nelson, Director and General Counsel, or by telephoning the Company at (512) 343-4558.

Our principal executive office is located at 9442 Capital of Texas Hwy N, Plaza 1, Suite 500, Austin, TX 78759. Our corporate website is https://qsambio.com/ and our phone number is (512) 343-4558.

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to QSAM Biosciences, Inc., 9442 Capital of Texas Hwy N, Plaza 1, Suite 500, Austin, TX 78759, Attn: Christopher Nelson, Director and General Counsel, or by telephoning the Company at (512) 343-4558.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

NO ADDITIONAL ACTION IS REQUIRED BY OUR STOCKHOLDERS IN CONNECTION WITH THESE ACTIONS. HOWEVER, SECTION 14C OF THE EXCHANGE ACT REQUIRES THE MAILING TO OUR STOCKHOLDERS OF THE INFORMATION SET FORTH IN THIS INFORMATION STATEMENT AT LEAST 20 DAYS PRIOR TO THE EARLIEST DATE ON WHICH THE CORPORATE ACTION MAY BE TAKEN.

QSAM BIOSCIENCES, INC.

December , 2021	/s/ Douglas Baum
Douglas Baum
Chief Executive Officer and Director

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